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                                                                  EXHIBIT 10.23


                    THE SOURCE INFORMATION MANAGEMENT COMPANY
                             11644 Lilburn Park Road
                            St. Louis, Missouri 63146
                            Telephone: (314) 995-9040
                               Fax: (314) 995-9022




                                 August 31, 1998





Mr. Herbert A. Hardt
Monness, Crespi, Hardt & Co., Inc.
767 Third Avenue
New York, New York 10017

Dear Herb:

                           Re:  Financial Consulting Agreement

         The purpose of this letter is to set forth the agreement between Herbert A. Hardt ("Consultant") and The Source Information Management Company, Inc. (the "Company"). The Company recently completed a registered underwritten public offering of its common stock (the "Offering"). Consultant participated in the Offering, particularly in introducing the Company to, and causing the purchase of the Company's common stock by, certain institutional investors. Consultant has advised the Company that Consultant's business relates principally to providing investment services, information and advice to institutional investors. The Company wishes to continue to encourage institutional investors to take an interest in the Company's common stock, and Consultant has offered the Company his services in assisting the Company in continuing to maintain such institutional interest.

         Therefore, the Company and Consultant agree as follows.

         1. Engagement of Consultant. The Company hereby engages and retains Consultant to render to the Company the financial services described in Section 2 (the "Financial Services") for the period commencing on the date hereof and ending November 25, 2000 (the "Consulting Period").

         2. Description of Financial Services. The Financial Services rendered by Consultant hereunder shall consist of: (a) consultations with management of the Company regarding the interest of institutional investors in acquiring and holding the Company's common stock, as


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Mr. Herbert A. Hardt
August 31, 1998
Page 2

determined by Consultant to be appropriate or requested by the Company from time to time during the term of this Agreement.

         Consultant's duties may include, but will not be limited to, providing recommendations concerning the following financial and related matters:

                                    A.      Rendering  advice and assistance in
                           connection with the preparation of annual and interim reports and press releases; and

                                    B.      Assisting in the Company's financial
                           public relations with institutional investors.

         3. Payment for Services Rendered. The Company agrees to pay Consultant for the Financial Services to be rendered hereunder, and Consultant wishes to accept as his compensation therefor, a warrant for the purchase of 150,000 shares of common stock of the Company, in substantially the form and substance of the warrant set attached to this agreement.

         4. Disclaimer of Responsibility for Acts of the Company. In rendering Consultant's services under this Agreement, Consultant shall act as an independent contractor, and in no event shall Consultant act as the agent of the Company. All final decisions with respect to acts of the Company, its subsidiaries or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of the Company or such subsidiaries or affiliates, and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions.

         5. Termination. Either Consultant or the Company may terminate this Agreement at any time after November 25, 1998 by giving notice of termination to the other. This Agreement shall terminate automatically upon the death of Consultant. In the event of termination pursuant to this Section 5, neither party shall have any rights or obligations hereunder after the date of such termination, except for the confidentiality obligations of Consultant under
Section 6.

         6. Confidentiality. Consultant will not disclose to any other person, firm, or corporation, nor use for Consultant's own benefit, during or after the term of this Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by Consultant in the course of performing services hereunder. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists and marketing plans.) Any information which is, at the time of disclosure by the Company to Consultant hereunder or thereafter becomes, through no fault or negligence of Consultant or Consultant's employees or agents,



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Mr. Herbert A. Hardt
August 31, 1998
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generally available to the public will not be considered confidential information for purposes of this Section.

         7. Amendment. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by the Company and Consultant.

         8. Waiver. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

         9. Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

         10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri.

         11. Notices. All notices, requests, payments, instructions, claims or other communications hereunder shall be in writing and shall be deemed to be given or made when delivered by Express, registered or certified mail or by next business day courier to the following address or addresses or such other address or addresses as the parties may designate in writing in accordance with this
Section:



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Mr. Herbert A. Hardt
August 31, 1998
Page 4



         If to the Company:     11644 Lilburn Park Road
                                St. Louis, Missouri 63146
                                Attention:  S. Leslie Flegel,
                                Chief Executive Officer

         If to Consultant:      c/o Monness, Crespi, Hardt & Co., Inc.
                                767 Third Avenue
                                New York, New York 10017


         12. No Assignment. This Agreement shall not be assigned, nor shall the obligations of Consultant hereunder be subcontracted, by Consultant, by operation of law or otherwise.

         If you are in agreement with the foregoing, please confirm your agreement by signing both copies of this Agreement and returning one of the fully executed copies to the undersigned.

                                   Sincerely,

                                   THE SOURCE INFORMATION
                                   MANAGEMENT COMPANY


                                   By:
                                   S. Leslie Flegel
                                   Chief Executive Officer



Confirmed and Agreed to:



-----------------------------
         Herbert A. Hardt

Dated:  As of August 31, 1998